Exhibit 99.1

Perspective Therapeutics Announces 1-for-10 Reverse Stock Split

SEATTLE, WASHINGTON – June 11, 2024 – Perspective Therapeutics, Inc. (“Perspective” or “the Company”) (NYSE AMERICAN: CATX), a radiopharmaceutical company that is pioneering advanced treatment applications for cancers throughout the body, today announced that it will effect a 1-for-10 reverse stock split, effective at 4:01 p.m. Eastern time on June 14, 2024. Beginning with the opening of trading on June 17, 2024, Perspective’s common stock is expected to begin trading on the NYSE American on a split-adjusted basis under the existing trading symbol “CATX” and new CUSIP number 46489V302.

At Perspective’s annual meeting of stockholders on May 31, 2024, Perspective’s stockholders approved a proposal to authorize Perspective’s Board of Directors to file an amendment to the Company’s certificate of incorporation to effect the reverse stock split at a ratio of 1-for-10. The reverse stock split will be effected by filing a Certificate of Amendment to Perspective’s certificate of incorporation with the Secretary of State of the State of Delaware.

As a result of the reverse stock split, each 10 shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, resulting in the number of outstanding shares of Perspective’s common stock being reduced from approximately 674.3 million to approximately 67.4 million immediately following the effectiveness of the reverse stock split.

The reverse split will affect all issued and outstanding shares of Perspective’s common stock. The reverse split will not reduce the total number of authorized shares of the Company’s common stock or preferred stock, or change the par values of the Company’s common stock or preferred stock. The reverse split will affect all stockholders uniformly and will not affect any stockholder’s ownership percentage of the Company’s shares of common stock (except to the extent that the reverse split would result in some of the stockholders receiving cash in lieu of fractional shares). Stockholders will receive cash in lieu of fractional shares based on the closing price per share of the common stock as reported on the NYSE American on June 14, 2024 (as adjusted to give effect to the reverse split).

All outstanding options and warrants entitling their holders to purchase shares of the Company’s common stock will be adjusted as a result of the reverse split, in accordance with the terms of each such security. In addition, the number of shares reserved for future issuance pursuant to the Company’s equity incentive plans will also be appropriately adjusted.

Computershare Trust Company, N.A. (“Computershare”) is acting as the exchange agent and transfer agent for the reverse stock split. Computershare will provide instructions to stockholders with physical certificates regarding the process for exchanging their pre-split stock certificates for post-split shares in book-entry form and receiving payment for any fractional shares.

Additional information regarding the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2024, which is available free of charge on the SEC’s website at www.sec.gov and on the Company’s website at www.perspectivetherapeutics.com.

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc., is a radiopharmaceutical development company that is pioneering advanced treatment applications for cancers throughout the body. The Company has proprietary technology that utilizes the alpha emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting peptides. The Company is also developing complementary imaging diagnostics that incorporate the same targeting peptides, which provide the opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables the ability to see the specific tumor and then treat it to potentially improve efficacy and minimize toxicity.

The Company's melanoma (VMT01) and neuroendocrine tumor (VMT-α-NET) programs have entered Phase 1/2a imaging and therapy trials for the treatment of metastatic melanoma and neuroendocrine tumors at several leading academic institutions. The Company has also developed a proprietary 212Pb generator to secure key isotopes for clinical trial and commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements concerning, among other things, the reverse split and the timing thereof and expectations related thereto; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the results described in or implied by the forward-looking statements. Some factors that may cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), in the Company’s other filings with the SEC, and in the Company’s future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this news release are made as of this date. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Perspective Therapeutics IR:

Annie Cheng

ir@perspectivetherapeutics.com

Russo Partners, LLC

Nic Johnson / Adanna G. Alexander, Ph.D.

PerspectiveIR@russopr.com